                                                                       EXHIBIT 5

                   [LETTERHEAD OF ERIC W. RICHARDSON, ESQ.]


                                November 7, 1996



Prosoft I-Net Solutions, Inc.
7100 Knott Avenue
Buena Park, CA  90620

          Re:  Registration Statement on Form S-1 (File No. 333-11247)
               -------------------------------------------------------

Gentlemen and Ladies:

          I have acted as counsel to Prosoft I-Net Solutions, Inc., a Nevada corporation ("Company"), in connection with the registration under the Securities Act of 1933, as amended, on Form S-1 (File No. 333-11247) of up to 3,387,291 shares ("Shares") of the Company's Common Stock, $.001 par value per share, being offered by existing stockholders, of which 3,007,544 Shares are currently issued and outstanding ("Outstanding Shares") and 379,747 Shares are issuable upon exercise of outstanding common stock purchase warrants ("Warrant Shares").

          I am familiar with the corporate actions taken, and with the additional corporate actions proposed to be taken, by the Company in connection with the authorization, issuance and sale of the Shares and have made such examinations, inquiries and investigations as I have deemed advisable for purposes of rendering this opinion.

          Based on the foregoing and in reliance thereon, it is my opinion that:

          1. The Outstanding Shares have been legally and validly issued and are fully paid and nonassessable; and

          2. Subject to the above-referenced actions being duly taken and completed by the Company prior to the issuance and sale of the Warrant Shares, upon the issuance and sale of the Warrant Shares pursuant to the terms of the common stock purchase warrants in the manner described in the above-referenced Registration Statement, the Warrant Shares will be legally and validly issued, fully paid and nonassessable.

Prosoft I-Net Solutions, Inc.
November 7, 1996
Page 2

          I consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to me and the use of my name under the caption "Legal Matters" in the Registration Statement and the Prospectus included in the Registration Statement.


                                    Very truly yours,



                                    Eric W. Richardson